 FOR IMMEDIATE RELEASE

MERCK AND SCHERING-PLOUGH TO MERGE

COMBINED COMPANY POSITIONED FOR SUSTAINABLE GROWTH
THROUGH SCIENTIFIC INNOVATION AND A STRONGER,
MORE DIVERSIFIED PRODUCT PORTFOLIO

Powerful Joint R&D Pipeline with Strong Candidates in All Development Phases
Doubles the Number of Late-Stage Compounds to 18

Broader Product Portfolio in Critical Therapeutic Areas

Expanded Global Presence Including High-Growth Emerging Markets

     Expected to be Significantly Accretive, Increase Efficiencies
and Result in Cost Savings of Approximately $3.5 Billion Annually

Merck Committed to Maintain Current Dividend

WHITEHOUSE STATION, N.J. and KENILWORTH, N.J. – March 9, 2009 – Merck & Co., Inc. (NYSE: MRK) and Schering-Plough Corporation (NYSE: SGP) today announced that their Boards of Directors have unanimously approved a definitive merger agreement under which Merck and Schering-Plough will combine, under the name Merck, in a stock and cash transaction. Under the terms of the agreement, Schering-Plough shareholders will receive 0.5767 shares and $10.50 in cash for each share of Schering-Plough. Each Merck share will automatically become a share of the combined company. Merck Chairman, President and Chief Executive Officer Richard T. Clark will lead the combined company.

Based on the closing price of Merck stock on March 6, 2009, the consideration to be received by Schering-Plough shareholders is valued at $23.61 per share, or $41.1 billion in the aggregate. This price represents a premium to Schering-Plough shareholders of approximately 34 percent based on the closing price of Schering-Plough stock on March 6, 2009. The consideration also represents a premium of approximately 44 percent based on the average closing price of the two stocks over the last 30 trading days.

Upon closing of the transaction, Merck shareholders are expected to own approximately 68 percent of the combined company, and Schering-Plough shareholders are expected to own approximately 32 percent. Merck anticipates that the transaction will be modestly accretive to non-GAAP EPS1 in the first full year following completion and significantly accretive thereafter.

“We are creating a strong, global healthcare leader built for sustainable growth and success,” said Mr. Clark. “The combined company will benefit from a formidable research and development pipeline, a significantly broader portfolio of medicines and an expanded presence in key international markets, particularly in high-growth emerging markets. The efficiencies we gain will allow us to invest in strategic opportunities, while creating meaningful value for shareholders.

“We look forward to joining forces with an outstanding partner we know well and that shares our commitment to patients, employees and the communities where we work and live. Through their talent and dedication, Schering-Plough employees have built an industry leading R&D engine and late-stage pipeline that is complementary to our own. We are confident that, together, Merck and Schering-Plough will make a meaningful difference in the future of global healthcare,” Mr. Clark added.

Fred Hassan, chairman and chief executive officer of Schering-Plough, said, “Over the last six years, Schering-Plough colleagues have transformed our company into a strong competitor in the global pharmaceutical industry. We have built a strong, diverse business and a robust pipeline that offers hope to patients who are waiting for new medicines. I am proud of what we have accomplished. Our success is a testament to the hard work and dedication of our colleagues in every country. We are joining forces with Merck, our long-term partner in our cholesterol joint venture, to create a dynamic new leader in the pharmaceutical industry. By harnessing the strengths of both companies, the combined entity will be well-positioned to further deliver on our shared goal of discovering new therapies for patients to help them live healthier, happier lives.”

“The talent and dedication of Schering-Plough scientists has helped to build an outstanding clinical development pipeline,” said Peter S. Kim, Ph.D., Merck executive vice president, and president of Merck Research Laboratories. “Schering-Plough's considerable biologics expertise will complement Merck's novel proprietary biologics platform and aligns with our commitment to build a powerful biologics presence. The Schering-Plough and Merck pipelines are remarkably complementary and will greatly increase our ability to deliver important new medicines to patients. I believe the combined pipeline will be the best in the industry, by far.”

Strategic Benefits of the Transaction

· Complementary Product Portfolios and Pipelines Focused on Key Therapeutic Areas: The combination significantly broadens Merck’s portfolio of medicines – an engine for consistent, sustainable growth – driven in part by the addition of valuable products with long periods of exclusivity. By leveraging the combined company’s expanded product offerings, Merck expects to benefit from additional revenue growth opportunities. For example, the combined company will have expanded opportunities for life-cycle management through the introduction of potential new combinations and formulations of existing products. In addition, Merck and Schering-Plough together have high-potential early-, mid- and late-stage pipeline candidates. The transaction will double the number of potential medicines Merck has in Phase III development, bringing the total to 18.

The combined company will have a more diverse portfolio across important therapeutic areas, including cardiovascular, respiratory, oncology, neuroscience, infectious disease, immunology, women’s health and other areas:

— Cardiovascular: This transaction reinforces Merck’s 50-year commitment to the cardiovascular therapeutic area. The consolidation of the cholesterol drugs ZETIA (ezetimibe) and VYTORIN2 (ezetimibe/simvastatin) into Merck's   cardiovascular portfolio will simplify the combined company’s approach to the cardiovascular market and create new opportunities to leverage the cholesterol franchise through new medicine combinations. Finally, the addition of Schering-Plough’s Thrombin Receptor Antagonist, a potential first-in-class antiplatelet therapy, among other late-stage development candidates, further complements Merck's Phase III cardiovascular development portfolio and will position the combined company to continue offering meaningful products for patients in this important therapeutic area.

— Respiratory: The combination with Schering-Plough expands Merck’s strong respiratory franchise with multiple complementary products, including those for the treatment of asthma and allergic rhinitis.

— Oncology: Schering-Plough’s current oncology products will enable Merck to expand its presence in this area and provide the necessary foundation to take advantage of the combined company’s promising pipeline.

— Neuroscience: Schering-Plough’s strong R&D capabilities in this area complement Merck’s ongoing neuroscience development efforts, which include both migraine and sleep product candidates. In addition to the two companies’ currently marketed neuroscience products, Schering-Plough brings several promising late-stage candidates, including SAPHRIS (asenapine), an antipsychotic drug for the treatment of schizophrenia and bipolar disorder, and BRIDION (suggamadex), a novel anesthesia reversal agent.

— Infectious Disease: Schering-Plough and Merck have complementary efforts in infectious disease. The combined company will leverage the scientific and commercial strengths of both Schering-Plough and Merck in the treatment of Human Immunodeficiency Virus (HIV) and Hepatitis C Virus (HCV). Schering-Plough's strong portfolio of HCV candidates, including boceprevir, is well-aligned with Merck's programs in this critical disease area.

— Immunology: Schering-Plough brings distribution rights outside the United States to REMICADE (infliximab), its well-established biologic product for inflammatory/immunological diseases, and SIMPONI (golimumab), which was filed in Europe in March 2008, as well as a number of other promising products in development.

— Women’s Health: Merck expects to benefit from a solid portfolio of women’s health products including GARDASIL [human papillomavirus quadrivalent (types 6, 11, 16 and 18) vaccine, recombinant], a broad range of contraceptive options and biologic and small molecule fertility drugs, which will allow it to strengthen relationships with women’s healthcare providers.

— Other Areas: Schering-Plough brings to the combined company a leading Animal Health business with strength in vaccines and small molecules, as well as many attractive consumer health brands such as CLARITIN, COPPERTONE, DR. SCHOLL’S and MIRALAX.

· Robust R&D to Deliver Innovative Medicines for Patients: Merck and Schering-Plough both have proven track records of breakthrough research and scientific discovery. The combined company will have a product pipeline with greater depth and breadth, and numerous promising drug candidates. With greater resources, the combined company will have the financial flexibility to invest in these candidates as well as external R&D opportunities and to build on the strong legacies of both companies.

· Stronger Commercial Organization: Both Merck and Schering-Plough have proven teams of talented and experienced employees with strong customer relationships. The progress Merck and Schering-Plough have made in implementing new customer-centric selling models will help ensure the smooth and efficient integration of the two commercial operations. The combined company's broader product portfolio will help its sales force to be more effective, increasing its ability to help physicians and healthcare systems improve patient outcomes. Schering-Plough brings key advantages to Merck through its focus on specialty therapeutic areas and its strength in international markets.

· Expanded Global Presence with Geographically Diverse Revenue Base: Schering-Plough generates about 70 percent of its revenue outside of the United States, including more than $2 billion in annual revenue from emerging markets. This will dramatically accelerate Merck's own international growth efforts, including the company's goal of reaching top five market share in targeted emerging markets. The combined company will have an industry-leading global team of marketing and sales professionals. In addition, with a more geographically diverse mix of business, the combined company is expected to generate more than 50 percent of its revenue3 outside the United States.

· Increased Manufacturing Capabilities: The combined manufacturing operations of Merck and Schering-Plough will considerably increase manufacturing capabilities, adding more capacity to support anticipated growth in biologics and sterile medicines. Merck will achieve even greater synergies by applying its lean manufacturing and sourcing strategies to the expanded operations.

Financial Benefits of the Transaction

· Strong Financial Profile: The combined 2008 revenues3 of the two companies totaled $47 billion. Post-transaction, the combined company will have a strong balance sheet with a cash and investments balance of approximately $8 billion. Merck believes it will maintain its current credit ratings. In addition, the combined company’s broad product portfolio is expected to generate robust cash flow.

· Commitment to Maintain Merck Dividend: Merck’s Board of Directors is committed to maintaining the dividend at the current level following the closing of the transaction. Merck currently pays an annual dividend of $1.52 per share, which, on an as-converted basis, represents a three fold increase for Schering-Plough shareholders. In addition, the combined company will continue Merck’s share repurchase program after the closing of the transaction.

· Substantial Cost Savings: Merck expects to achieve substantial cost savings of approximately $3.5 billion annually beyond 2011. These cost savings are expected to come from all areas across the combined company and from the full integration of the Merck/Schering-Plough Pharmaceuticals cholesterol joint venture. These cost savings are in addition to the previously announced ongoing cost reduction initiatives at both companies.

· Accretive to Earnings: The transaction is anticipated to be modestly accretive to non-GAAP EPS¹ in the first full year following completion and significantly accretive thereafter.

· Ability to Optimize Investments for Maximum Benefit: The substantial cost savings expected to be achieved through this combination will be allocated to the best investment opportunities, including pipeline candidates with the greatest probability of success, as well as licensing opportunities. By optimizing its investments, the combined company will maximize the benefits of strategic growth initiatives and R&D efforts to solidify its position at the forefront of innovation and enhance its scientific and technological leadership.

Leadership and Integration
Following the close of the transaction, the Board of Directors of the combined company will be comprised of the Merck Board and three representatives from Schering-Plough’s Board. Richard T. Clark will serve as chairman, president and chief executive officer of the combined company. Fred Hassan, chairman and chief executive officer of Schering-Plough, is committed to continuing the strong operations at Schering-Plough and intends to participate in the integration planning until the close.

Merck’s integration team will be led by Adam Schechter, president of Global Pharmaceuticals, who will report to Mr. Clark. Schering-Plough’s integration team will be led by Brent Saunders, senior vice president and president, Consumer Health Care, who will report to Mr. Hassan. A key priority is keeping the best talent from both companies. Recognizing that the combination will result in a much larger organization, Merck expects that the substantial majority of Schering-Plough employees will remain with the combined company. In addition, both Merck and Schering-Plough will institute hiring freezes immediately.

The combined company will have its corporate headquarters in Whitehouse Station, NJ.

Financing
The aggregate consideration will be comprised of a combination of approximately 44 percent cash and 56 percent stock. The cash portion will be financed with a combination of $9.8 billion from existing cash balances and $8.5 billion from committed financing to be provided by J.P. Morgan.

Transaction Structure
The transaction will be structured as a "reverse merger" in which Schering-Plough, renamed Merck, will continue as the surviving public corporation. The exchange ratio was calculated based on an agreed price of $26.25, with $10.50 in cash and $15.75 in Merck stock, based on a trailing thirty day volume weighted average price of $27.3109. Effective upon the merger, each Merck share will automatically become a share of the combined company. The receipt of shares by Schering-Plough shareholders and the conversion of Merck shares into combined company shares under the transaction is intended to be tax free for U.S. federal income tax purposes. Schering-Plough shareholders will be subject to tax on the cash received up to the amount of gain realized on the shares exchanged.

Guidance
Merck reaffirmed its expectations for full-year 2009 revenue (as reported by Merck & Co., Inc.) to be in the range of $23.7 billion to $24.2 billion. As previously disclosed, based on current information, revenues are likely to be in the lower half of the range. The company also reiterated its expectations for 2009 non-GAAP EPS to range from $3.15 to $3.30, excluding certain items, and a 2009 GAAP EPS range of $2.95 to $3.17. The 2009 GAAP EPS guidance includes a pretax charge of approximately $400 million to $600 million associated with the company's global restructuring program. This guidance excludes any impact from this transaction, which is expected to close in the fourth quarter.

Merck is targeting a high single digit non-GAAP EPS1 compound annual growth rate from 2009 (2009 base represents Merck's stand alone non-GAAP EPS guidance) to 2013. Additionally, in 2013, Merck is targeting pretax margins¹ to be nearly 40 percent and free cash flow to be approximately $15 billion.

In light of the announced transaction, Merck today provided 2013 guidance that supersedes previously provided 2010 stand-alone guidance.

Approvals and Time to Close
The transaction is subject to approval by Merck and Schering-Plough shareholders and the satisfaction of customary closing conditions and regulatory approvals, including expiration or termination of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, as well as clearance by the European Commission under the EC Merger Regulation and certain other foreign jurisdictions. Merck and Schering-Plough expect to complete the transaction in the fourth quarter of 2009.

Advisors
J.P. Morgan acted as financial advisor and Fried, Frank, Harris, Shriver & Jacobson LLP acted as legal advisor to Merck. Goldman, Sachs & Co. and Morgan Stanley acted as financial advisors and Wachtell, Lipton, Rosen & Katz acted as legal advisor to Schering-Plough.

Conference Call and Webcast
Merck and Schering-Plough will host a conference call today, March 9, 2009, at 8:30 a.m. EDT. To access the call, please dial 800-399-0127 (international: +44 (0) 1452 589 088) and reference conference ID number 89050874. A replay of the conference call will be available as soon as practicable following the end of the call until March 23, 2009 at 11:59 p.m. EDT. To access the rebroadcast, please dial 800-642-1687 (international: 706-645-9291) and reference conference ID number 89050874. In addition, an audio webcast of the call will be available live and will be archived on the investor relations portions of both companies’ Web sites at www.Merck.com and www.Schering-Plough.com, respectively, as well as on the joint Web site launched by the companies this morning, www.ANewMerck.com.

B-Roll Information
Broadcast quality video downloads of Richard T. Clark, Merck’s chairman, president and chief executive officer, are available at www.ANewMerck.com/media. Mr. Clark provides an overview of the transaction and he discusses the combined company’s product portfolio, the research capabilities of the expanded organization and the compelling nature of the combination.

Satellite Uplink for Merck B-Roll Availability on Monday, March 9, 2009
Feed Time:	9:00 - 9:15 AM ET (DEDICATED)
Coordinates:	C-BAND: AMC 3/TRANSPONDER 14 / AUDIO 6.2 & 6.8 / DOWNLINK: 3980 (V)

Feed Time:	1:30 - 1:45 PM ET (DEDICATED)
Coordinates:	C-BAND: AMC 3/TRANSPONDER 14 / AUDIO 6.2 & 6.8 / DOWNLINK: 3980 (V)

Feed Time:	3:00 - 3:15 PM ET (DEDICATED)
Coordinates:	C-BAND: AMC 3/TRANSPONDER 14 / AUDIO 6.2 & 6.8 / DOWNLINK: 3980 (V)

If you have questions or problems with the B-Roll satellite feeds, call (212)-812-7134.

About Merck
Merck & Co., Inc. is a global research-driven pharmaceutical company dedicated to putting patients first. Established in 1891, Merck currently discovers, develops, manufactures and markets vaccines and medicines to address unmet medical needs. The company devotes extensive efforts to increase access to medicines through far-reaching programs that not only donate Merck medicines but help deliver them to the people who need them. Merck also publishes unbiased health information as a not-for-profit service. For more information, visit www.merck.com.

About Schering-Plough
Schering-Plough is an innovation-driven, science-centered global health care company. Through its own biopharmaceutical research and collaborations with partners, Schering-Plough creates therapies that help save and improve lives around the world. The company applies its research-and-development platform to human prescription, animal health and consumer health care products. Schering-Plough's vision is to “Earn Trust, Every Day” with the doctors, patients, customers and other stakeholders served by its colleagues around the world. The company is based in Kenilworth, N.J., and its Web site is www.schering-plough.com.

1. Excludes purchase-accounting adjustments, restructuring costs, acquisition-related costs and certain other significant items.

2. ZETIA and VYTORIN are currently sold through Merck’s and Schering-Plough’s joint venture, Merck/Schering-Plough Pharmaceuticals.

3. Reflects Merck and Schering-Plough reported 2008 sales plus 100 percent of the sales of the MSP joint venture.

Forward-Looking Statements
This communication contains “forward-looking statements” as that term is defined in the Private Securities Litigation Reform Act of 1995. These statements are based on both Merck’s and Schering-Plough’s managements current expectations and involve risks and uncertainties, which may cause results to differ materially from those set forth in the statements. The forward-looking statements may include statements regarding product development, product potential or financial performance. No forward-looking statement can be guaranteed, and actual results may differ materially from those projected. Merck and Schering-Plough undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise. Forward-looking statements in this presentation should be evaluated together with the many uncertainties that affect either companies’ business, particularly those mentioned in the risk factors and cautionary statements set forth in Item 1A of either companies’ 10-K for the year ended December 31, 2008, and in their periodic reports on Form 10-Q and Form 8-K, which the companies incorporate by reference.

These reports are available at www.merck.com and www.schering-plough.com.

Additional Information
In connection with the proposed transaction, Schering-Plough will file a registration statement, including a joint proxy statement of Merck and Schering-Plough, with the Securities and Exchange Commission (the “SEC”). Investors are urged to read the registration statement and joint proxy statement (including all amendments and supplements to it) because they will contain important information. Investors may obtain free copies of the registration statement and joint proxy statement when they become available, as well as other filings containing information about Merck and Schering-Plough, without charge, at the SEC’s Internet site (www.sec.gov). These documents may also be obtained for free from Schering-Plough’s Investor Relations web site (www.schering-plough.com) or by directing a request to Schering-Plough Investor Relations at (908) 298-7436. Copies of Merck’s filings may be obtained for free from Merck’s Investor Relations Web Site (www.merck.com) or by directing a request to Merck’s Office of the Secretary at (908) 423-1000.

Merck and Schering-Plough and their respective directors and executive officers and other members of management and employees are potential participants in the solicitation of proxies from Merck and Schering-Plough shareholders in respect of the proposed transaction.

Information regarding Schering-Plough’s directors and executive officers is available in Schering-Plough’s proxy statement for its 2008 annual meeting of shareholders, filed with the SEC on April 23, 2008, and information regarding Merck’s directors and executive officers is available in Merck’s preliminary proxy statement for its 2009 annual meeting of stockholders, filed with the SEC February 25, 2009. Additional information regarding the interests of such potential participants in the proposed transaction will be included in the registration and joint proxy statement filed with the SEC in connection with the proposed transaction.

Contact Information:
Contacts for Merck	Contacts for Schering-Plough
Media:	Media:
David Caouette	Stephen Galpin
Office: 908-423-3461	908-298-7415
Mobile: 818-455-6091
Investors:
Amy Rose	Janet M. Barth
Office: 908-423-6537	Office: 908-298-7011
Mobile: 908-328-3957	Mobile: 908-463-5112

Investors:	Joe Romanelli
Eva Boratto	Office: 908-298-7904
Office: 908-423-5185	Mobile: 908-487-8865
Mobile: 267-663-8474

Carol Ferguson
Office: 908- 423-4465
Mobile: 908 500-1101

Mike Nally
Office: 908-423-3665
Mobile: 908-391-5145

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